EXHIBIT 10.1.2

RESIDENTIAL ACCREDIT LOANS, INC.

Depositor,

RESIDENTIAL FUNDING COMPANY, LLC,

Master Servicer,

and

DEUTSCHE BANK TRUST COMPANY AMERICAS,

Trustee

AMENDMENT NO. 1

dated as of June 22 , 2007

Amending the

POOLING AND SERVICING AGREEMENT

among the Depositor, the Master Servicer

and the Trustee

Dated as of April 1, 2007

Mortgage Asset-Backed Pass-Through Certificates

Series 2007-QS6

AMENDMENT NO. 1 (“Amendment”), dated as of June 22, 2007 to the Agreement (defined below). Capitalized terms used herein shall have the meanings given thereto in the Agreement.

WHEREAS, RESIDENTIAL ACCREDIT LOANS, INC. (the “Depositor”), RESIDENTIAL FUNDING COMPANY, LLC (the “Master Servicer”) and DEUTSCHE BANK TRUST COMPANY AMERICAS (the “Trustee”), entered into a Series Supplement, dated as of April 1, 2007 (the “Series Supplement”), to the Standard Terms of Pooling and Servicing Agreement, dated as of December 1, 2006 (the “Standard Terms” and, together with the Series Supplement, the “Pooling and Servicing Agreement” or the “Agreement”), providing for the issuance of Mortgage Asset-Backed Pass-Through Certificates, Series 2007-QS6;

WHEREAS, Section 11.01(a)(vii) of the Agreement permits amendment of the Agreement by the Depositor, the Master Servicer and the Trustee to amend any provision therein that is not material to any of the Certificateholders;

WHEREAS, the Depositor, the Master Servicer and the Trustee wish to amend the Agreement on the terms and conditions set forth herein and the Depositor and the Master Servicer agree that such an amendment is not material to any of the Certificateholders;

WHEREAS, the Depositor hereby authorizes and directs the Trustee to enter into this Amendment No. 1 on the terms provided herein and the Trustee, by execution of this Amendment No. 1, complies therewith; and

WHEREAS, the execution of this Amendment No. 1 has been duly authorized by the Depositor, the Master Servicer and the Trustee;

NOW THEREFORE, the Depositor, the Master Servicer and the Trustee hereby agree as follows:

Section 1.

Section 4.03 of the Agreement is hereby amended effective as of the date hereof by adding subsection (j) thereto, as follows:

(j) On each Distribution Date, beginning with the Distribution Date in June 2007, the Trustee shall either forward by mail or otherwise make available to Standard & Poor’s, a statement setting forth (i) whether any exchanges of Exchangeable Certificates or Exchanged Certificates have taken place since the preceding Distribution Date, (ii) the Exchanged Certificates or Exchangeable Certificates received by the Certificateholder as a result of each such exchange that took place since the preceding Distribution Date, and (iii) a fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Principal Balance of all Certificates of any Class of Certificates that were exchanged since the preceding Distribution Date, and the denominator of which is the Initial Certificate Principal Balance of such Class of Certificates.

Section 2.

This Amendment No. 1 may be executed in any number of counterparts, each of which shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their officers thereunto duly authorized and their seal, duly attested, to be hereunto affixed, all as of the day and year first above written.

RESIDENTIAL ACCREDIT LOANS, INC., as Depositor

By:	/s/ Heather Anderson
Name:	Heather Anderson
Title:	Vice President

RESIDENTIAL FUNDING COMPANY, LLC, as Master Servicer

By:	/s/ Marguerite Steffes
Name:	Marguerite Steffes
Title:	Associate

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Trustee

By:	/s/ Amy Stoddard
Name:	Amy Stoddard
Title:	Authorized Signer

By:	/s/ Barbara Campbell
Name:	Barbara Campbell
Title:	Vice President